                                                                   EXHIBIT 10.85


                       SENIOR SUBORDINATED LOAN AGREEMENT

THIS SENIOR SUBORDINATED LOAN AGREEMENT (the "AGREEMENT") is entered into as of the 23rd day of January, 2003, by and among California Beach Restaurants, Inc., a California corporation (the "COMPANY") and the party listed on the signature page hereto (the "LENDER").

         In consideration of the covenants and agreements contained herein, the Company and the Lender agree as follows:

1.       LOAN.

         1.1 Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties and agreements contained herein, on the date hereof the Lender shall advance amounts (the "LOAN") to the Company in an amount equal to $500,000. The Loan made by the Lender shall be evidenced by a Promissory Note made by the Company to the Lender, substantially in the form of EXHIBIT A (the "NOTE").

         1.2 It is the intent of the parties hereto that the Loan be senior to the rights and claims of the Company's 5% Convertible Subordinated Notes Due October 1, 2003 (the "JUNIOR NOTES").

         1.3 INTEREST. Interest on the Loan shall be payable on the outstanding daily unpaid principal amount until payment in full at the rates set forth herein, to the extent permitted by applicable laws, before and after default, before and after maturity, before and after any judgment and before and after the commencement of any proceeding under any Debtor Relief Law (as hereinafter defined), with interest on overdue interest to bear interest at the Default Rate (as hereinafter defined). Interest shall accrue on the Loan at the rate of fifteen percent (15%) per annum, and shall be due and payable in cash on March 5, 2003. Notwithstanding the foregoing, if any installment of principal or interest under the Note or any other amount payable to the Lender hereunder is not paid when due, or upon and during the continuance of an Event of Default, the outstanding principal amount of the Loan shall bear interest at seventeen percent (17%) per annum (the "DEFAULT RATE") to the extent permitted by applicable law, until paid in full.

         1.4 MATURITY; PREPAYMENT. If not sooner paid, the principal amount of the Loan shall be paid in immediately available funds in cash on March 5, 2003 (the "MATURITY DATE"). The Note may be voluntarily prepaid at any time at the election of the Company; PROVIDED, that (i) any partial prepayment shall be in an amount not less than $25,000 in the aggregate and (ii) each prepayment shall be accompanied by a prepayment of interest accrued to the date of payment on the amount of principal paid. The Company shall provide the Lender a notice setting forth (a) the effective date of such prepayment, (b) the amount of principal to be prepaid, (c) the amount of principal outstanding following such prepayment, and (d) the amount of interest payable with respect to the prepaid principal.

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

         1.5 COMPUTATIONS; OTHER PAYMENT PROVISIONS. All computations of interest and fees shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day and the extension of time shall be reflected in computing interest. The amount of each payment hereunder and under the Note shall be made to the Lender in lawful money of the United States, without deduction, offset or counterclaim and in immediately available funds on the day of payment (which much be a Business Day). All payments of principal received after 1:00 p.m., California time, on any Business Day, shall be deemed received on the next succeeding Business Day for purposes of calculating interest thereon. All payments made under this Agreement and the Note shall be made free and clear of, and without reduction by reason of, any tax, assessment or other charge imposed by any governmental entity or authority. The Lender shall keep a record of advances made by it hereunder and payments of principal with respect to the Note, and such record shall be presumptive evidence of the principal amount owing under the Note; PROVIDED, that failure to keep such record shall in no way affect the obligation of the Company to pay all principal amounts advanced hereunder, and interest thereon, as set forth herein.

         1.6 SUBORDINATION. The payment of the principal of, and interest on, the Loan or the Note and any amendments or replacements thereof and any other security interest, lien, claim or right now or hereafter asserted by the Lender with respect to the indebtedness of the Company to the Lender created hereunder, shall be subject, junior and subordinate, in all respects, to the prior payment in full of Senior Debt (as hereinafter defined) of the Company, and to any security interest, lien, claim or right now or hereafter asserted by Senior Debtholders (as hereinafter defined) or their successors and assigns with respect to such Senior Debt or with respect to any collateral therefor. The Lender further agrees that upon the occurrence of a default or event of default (as such terms are defined in the Senior Debt Documents (a "SENIOR DEBT DEFAULT") and without notice of such Senior Debt Default to the Lender, (x) the Senior Debtholders, or their respective successors or assigns, are entitled to be paid all Senior Debt before the Lender is entitled to receive any payments in respect of this Agreement or the Note, (y) the Company may not make any payments to the Lender or with respect to this Agreement or the Note until such payment of all outstanding Senior Debt to the Senior Debtholders has been made in full in cash and (z) for a period not to exceed one hundred eighty (180) days following such Senior Debt Default the Lender may not pursue any enforcement action against the Company. Any payments made to the Lender in violation of this Section 1.7 shall be held in trust for the benefit of the Senior Debtholders (or their respective successors or assigns) and turned over upon the demand of the Senior Debtholders. Notwithstanding the foregoing, in the absence of a Senior Debt Default, the Company shall be permitted to pay interest on and principal of the Loan and the Note in accordance with the terms hereof and thereof. "SENIOR DEBT" shall mean all indebtedness of the Company to (i) Lyon Credit Corporation ("LCC") pursuant to a Promissory Note dated as of April 27, 1999 made by the Company to LCC, a Security Agreement dated as of March 15, 1999 by and between the Company and LCC, and a Security Agreement dated as of April 27, 1999 by and between Sea View Restaurants, Inc. ("SEA VIEW") and LCC, as such documents may be amended, modified, supplemented or restated (the "LCC LOAN DOCUMENTS") and (ii) U.S. Bank National Association ("U. S. BANK" and, together with LCC, the "SENIOR DEBTHOLDERS") pursuant to a Business Loan Agreement dated as of June 22, 2001 by and between the Company and U. S. Bank, a Promissory Note dated as of June 22, 2001 made by the Company to U.S. Bank, a Commercial Security Agreement dated as of June 22, 2001 by and among the Company, U.S. Bank and Sea View and a Commercial Pledge Agreement dated as of June 22, 2001 by and among the Company, U.S. Bank and Sea View, as such documents may be amended, modified, supplemented or restated (the "U.S. BANK LOAN DOCUMENTS" and, together with the LCC Loan Documents, the "SENIOR DEBT DOCUMENTS"), and shall include, but shall not be limited to, all principal, unpaid interest, penalties, costs, fees, premiums and other amounts due Senior Debtholders, or their successors or assigns, pursuant to their respective security loan, security, financing and other agreement, documents or loan instruments and any amendments to or replacements of any of the foregoing. Notwithstanding the foregoing, in the absence of a Senior Debt Default, the Company shall be permitted to pay interest on and principal of the Loan in accordance with their terms. The Senior Debtholders are intended third party beneficiaries of this
                  Section 1.6.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Lender that:

         2.1 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted, and to own the properties and assets it now owns. The Company and each of its subsidiaries is duly qualified, licensed or domesticated, and in good standing as a foreign corporation authorized to do business in each state or jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to so qualify, be licensed, domesticated or in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as a whole. The Company has delivered to the Lender, if it has requested, complete and accurate copies of its Articles of Incorporation and Bylaws and those of each Subsidiary which owns assets constituting in excess of 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, together with all amendments thereto.

         2.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Note and for the consummation of the transactions contemplated herein and in Exhibit B, and otherwise for the authorization, issuance and delivery of the Note, has been taken and all actions by the board of directors have been unanimous by all members of the board of directors, except for one director who abstained from the vote. This Agreement and the Note upon execution and delivery by the Company, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2.2 ABSENCE OF CERTAIN CHANGES. Since October 31, 2002, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has not, except as fairly described on SCHEDULE 2.3 hereto, or the Company's Form 10-Q for the quarter period ended October 31, 2002 (the "Company's 10-Q"), or pursuant to this Agreement:

                  (a) suffered any material adverse change in its operations, properties or financial condition or prospects;

                  (b) incurred any increase in indebtedness for borrowed money over the level thereof reflected on its audited consolidated balance sheet as of April 30, 2002 (the "COMPANY BALANCE SHEET"), except for borrowings made in the ordinary course of business;

                  (c) discharged or paid any obligation or liability material to it, other than current liabilities shown on the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet discharged or paid in the ordinary course of business or consistent with past practice;

                  (d) permitted any of its assets to be subject to any material security interest, restriction or charge of any kind other than purchase money security interests;

                  (e) received any notice of termination of, or default under, any contract, lease or other agreement, or suffered any material damage, destruction or loss (whether or not covered by insurance);

                  (f) issued or sold any of its securities, or issued or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation, except for normal business advances to employees consistent with past practice;

                  (g) written off as uncollectible any accounts receivable, except for write-offs in the ordinary course of business or consistent with past practice, or in any event in excess of an aggregate of $25,000;

                  (h) canceled or compromised any debts or waived or permitted to lapse any claims or rights of substantial value, or sold, leased, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) except in the ordinary course of business or consistent with past practice;

                  (i) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for increases in the ordinary course of business or consistent with past practice;

                  (j) made any material capital expenditure or commitment for any addition to property, plant or equipment not in the ordinary course of business, or in any event in excess of an aggregate of $50,000;

                  (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities of the Company or any of its Subsidiaries;

                  (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or "affiliates," as such term is defined in the rules and regulations of the Securities and Exchange Commission (the "SEC"), except for normal business advances to employees consistent with past practice, directors' fees, compensation to officers and compensation increases permitted by clause (i) of this Section 2.3;

                  (m) settled any claim, action or proceeding pending or threatened against or relating to the Company or any of its Subsidiaries before any court or governmental or regulatory authority or body for an amount in excess of an aggregate of $25,000; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.3.

         2.3      FINANCIAL STATEMENTS AND REPORTS.

                  (a) The Company has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). The Company has delivered to the Lender true and complete copies of the Company's (i) Annual Report on Form 10-K for the fiscal years ended April 30, 2000, 2001 and 2002, (ii) Proxy Statements relating to all meetings of the Company's shareholders (whether annual or special) held since April 30, 2000, (iii) all other forms, reports, statements and documents filed by the Company with the SEC since April 30, 2000, and (iv) all reports, statements, documents and other information provided by the Company to public security holders since April 30, 2000 (collectively, the items referred to in clauses (i) through (iv) are hereinafter referred to as the "COMPANY Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, results of operations and changes in financial position of the Company and its Subsidiaries as of the dates and for the periods indicated, except that the unaudited interim financial statements may not contain all of the footnotes required by generally accepted accounting principles and may be subject to year-end adjustment.

                  (b) The Company has delivered to the Lender true and complete copies of the Company's balance sheet as of October 31, 2002 (the "INTERIM BALANCE Sheet"). The Interim Balance Sheet was prepared in accordance with
                           (i) generally accepted accounting principles applied on a consistent basis and (ii) the rules and requirements of the SEC. The Interim Balance Sheet presents fairly the consolidated financial position of the Company and its Subsidiaries as of July 31, 2002. The total assets of the Company, as set forth on the Interim Balance Sheet, equals or exceeds $2,000,000. The Lender agrees to keep the Interim Balance Sheet confidential.

         2.4 NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected on the Company Balance Sheet and the footnotes thereto, as of October 31, 2002, neither the Company nor any of its Subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) material to the Company and its Subsidiaries taken as a whole of a nature required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its Subsidiaries ("LIABILITIES"). Since October 31, 2002, neither the Company nor any of its Subsidiaries has incurred any Liabilities material to the Company and its Subsidiaries taken as a whole, except Liabilities incurred in the ordinary course of business.

         2.5      CONSENTS AND APPROVALS.

                  (a) No notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the execution and delivery of this Agreement and the Note by the Company and the performance of its obligations hereunder, except for notices or filings the failure to give or make, and authorizations, consents and approvals the failure to obtain, would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole or adversely affect the ability of the Company perform its obligations under this Agreement or the Note (a "MATERIAL ADVERSE EFFECT").

                  (b) No authorization, consent or approval of any person or entity is necessary for the execution and delivery by the Company of this Agreement and the Note, and the performance of its obligations hereunder, other than (i) pursuant to Section 2.6(a) and (ii) the consent of U.S. Bank, which has either been obtained by the Company or which the Company will use its best efforts to obtain.

                  (c) Upon execution and delivery of a Junior Note Consent by the holder thereof, such Junior Note will be subordinated to, and junior in the right of payment of, the Loan and the Note. True and correct copies of the Junior Note Consents will be provided to the Lender promptly (but in any case within 5 Business
                           Days) after execution and delivery thereof by the parties thereto.

         2.6 NO VIOLATIONS. Except as set forth on SCHEDULE 2.7 hereto, the execution and delivery of this Agreement does not, and the documents and agreements required to be executed in connection herewith and the performance by the Company and its Subsidiaries of their obligations hereunder and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or the Subsidiaries, (ii) subject to compliance with the statutes and regulations referred to in Section 2.6 above, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction or writ applicable to the Company or any of the Subsidiaries or any properties or assets of the Company or any of the Subsidiaries, or (iii) any note, bond, mortgage, indenture, license, franchise, permit, concession, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii) violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity ("VIOLATIONS"), except for Violations which either individually or in the aggregate will not have a Material Adverse Effect. Set forth on SCHEDULE 2.7 hereto is a list of all Violations of which the Company has knowledge which could, individually or in the aggregate, have a Material Adverse Effect.

         2.7 LITIGATION, ETC. Except as described on SCHEDULE 2.8 hereto, there is no claim, action or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries before any court or governmental or regulatory authority or body acting in an adjudicative capacity which individually or in the aggregate, if adversely determined, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which individually or in the aggregate could have a Material Adverse Effect.

         2.8 LEASE/CONCESSION AGREEMENTS. All leases and concession agreements pursuant to which the Company and each of its Subsidiaries leases real property and improvements material to the conduct of its business and operations (collectively, the "LEASES") are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing the availability of equitable remedies. Neither the Company nor any of its Subsidiaries has assigned its rights and interests under the Leases. Except as set forth in the Company's 10-Q, nothing has come to the attention of the Company which (whether with or without notice, lapse of time or both) would constitute a material breach or default by any party under the Leases.

         2.9 TAXES. All tax returns required to be filed by the Company and its Subsidiaries have been duly and timely filed, and all taxes, interest, penalties, assessments and/or deficiencies shown to be due on such tax returns or for which the Company has received tax notices have in all respects been paid or adequate provision for the payment thereof has been made. The Company and its Subsidiaries have no material tax deficiency or claim outstanding, assessed or, to the best of knowledge of the Company, proposed against the Company and its Subsidiaries.

         2.10 LICENSES, PERMITS AND AUTHORIZATIONS. The Company and its Subsidiaries have all approvals, licenses or other permits of all governmental or regulatory agencies, whether federal, state or local, the absence of which would materially impair the operations of their businesses taken as a whole as they are presently being conducted. Set forth on SCHEDULE 2.11 hereto is a list of all California Department of Alcoholic Beverage Control licenses and permits issued to the Company and its Subsidiaries and in effect on the date hereof or which will be in effect on the Closing Date.

3. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

         3.1 ANNUAL AND QUARTERLY FINANCIAL INFORMATION. The Company will furnish the following reports to the Lender for so long as the Loan is outstanding pursuant to this Agreement:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days after the end of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its Subsidiaries for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of reputable standing selected by the Company. Notwithstanding the foregoing, at any time the Company is required to file reports pursuant to the Exchange Act, the obligation contained in this clause (a) shall be satisfied by delivery of a copy of the Company's annual report on Form 10-K for each fiscal year within fifteen Business Days of filing thereof with the SEC.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income and consolidated cash flow statements of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (subject to normal audit adjustment and except that no supporting statements, schedules, footnotes or other such disclosure required by generally accepted accounting principles need be included), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the Chief Financial Officer of the Company. Notwithstanding the foregoing, at any time the Company is required to file reports pursuant to the Exchange Act, the obligation contained in this clause (b) shall be satisfied by delivery of a copy of the Company's quarterly report on Form 10-Q for each quarterly accounting period within fifteen Business Days of filing thereof with the SEC.

                  (c) The Company will furnish to the Lender promptly (but in any event within fifteen Business Days) after the mailing to its stockholders generally of each annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or other report or communication and promptly (but in any event within fifteen business days) after any filing by the Company with the SEC or any governmental agency or agencies substituted for such commission, or with any national securities exchanges of any annual or periodic or special report or registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

         3.2 REIMBURSEMENT OF EXPENSES. The Company shall pay all expenses of the Lender included in connection with this Agreement, the Note and the enforcement thereof, including the reasonable fees and expenses of counsel.

         3.3 LIMITATION ON INDEBTEDNESS. The Company will not incur Indebtedness without the prior written consent of the Lender, other than Indebtedness to the Senior Debtholders in accordance with the terms of the Senior Debt Documents. "INDEBTEDNESS" shall mean obligations for money borrowed, obligations evidenced by bonds, debentures, notes or other similar instruments, reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities, the purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), obligations under capitalized leases, and guarantees and other similar obligations.

         3.4 SUBSEQUENT TRANSACTION. The Company agrees to use its reasonable commercial efforts to effectuate the transactions set forth in the Term Sheet attached hereto as Exhibit B on or prior to February 21, 2003.

4.       EVENTS OF DEFAULT; REMEDIES.

         4.1 DEFAULTS AND REMEDIES. The occurrence of any one or more of the following shall constitute an event of default hereunder ("EVENT OF DEFAULT"), whatever the reason therefor:

                  (a) the Company fails to pay any installment of principal on any of the Notes on the date when due;

                  (b) the Company fails to pay any installment of interest on any of the Notes within (30) days after the date when due;

                  (c) the Company fails to perform, observe or comply with any term, covenant or agreement contained in this Agreement or the Note;

                  (d) any representation or warranty in this Agreement or any document delivered by the Company pursuant to this Agreement, shall fail to be true and correct in all material respects; or

                  (e) proceedings for relief under any bankruptcy law or any law for the relief of debtors ("DEBTOR RELIEF LAW") shall be instituted by or against the Company, or any order, judgment or dissolution or division; PROVIDED, HOWEVER, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition;

then, and in any such event, so long as the same may be continuing, the Lender may, by notice in writing to the Company declare all amounts owing with respect to this Agreement or the Note to be, and it shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; PROVIDED that in the event of any Event of Default specified in Section 5.1(e) all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

         4.2 REMEDIES. Upon the occurrence and continuance of any Event of Default, the Lender may proceed to protect, exercise, and enforce its respective rights and remedies under this Agreement and the Note and all rights available at law or in equity.

         4.3 WAIVER OF DEFAULT. Any Event of Default waived in accordance with Section 6.1 shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

5.       MISCELLANEOUS.

         5.1 AMENDMENT; WAIVERS. Any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement may be amended, and the performance or observance by the Company of any terms of this Loan Agreement, or the continuance of any Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the Lender. Notwithstanding the foregoing, no amendment, modification or waiver shall, without the written consent of the Lender (i) reduce or forgive the principal amount of the Loan, or reduce the rate or rates of interest on the Note; (ii) postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loan, or modify any of the provisions relating to amounts, timing or application of payments or prepayments of the Loan (it being understood that any vote to rescind any acceleration made pursuant to Section 4.1 of amounts owing with respect to the Loan shall require the approval of the Lender); (iii) amend or waive any provision relating to the subordination of the claims of the holders of the Junior Notes or any other obligations subordinated to the Note; or (iv) amend or modify the terms of the subordination of the Note to the claims of the Senior Debtholders or agree to subordinate the Note to any other obligations of the Company.

         5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided hereinafter, all of the warranties and representations made by the Company and the Lender in this Agreement or any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Lender.

         5.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Note (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) may be assigned, in whole or in part, by the Lender or by operation of law.

         5.4 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

         5.5 FURTHER ASSURANCES. The Company shall, at its expense and without expense to the Lender, do, execute and deliver such further acts and documents as the Lender may from time to time reasonably request for the assurance and confirming unto the Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement and the Note.

         5.6 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         5.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, when confirmation is received, if sent by telecopier, on the next Business Day, if accepted for overnight delivery by a nationally-known courier guaranteeing overnight delivery service (charges prepaid), or three Business Days after being deposited in the U.S. mail if sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the address or telecopier number set forth opposite each such party's name on the signature page or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         5.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         5.9 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not interpreted to be a part of or to affect the meaning or interpretation of this Agreement.

         5.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as expressly set forth in Section 1.6, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         5.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      CALIFORNIA BEACH RESTAURANTS, INC.



                                      By: /S/ Richard Powell
                                          ------------------------------
                                              Richard Powell
                                              President

                                      17383 Sunset Boulevard, Suite 140
                                      Pacific Palisades, CA  90272
                                      Attention:  President
                           Address:   Telecopier Number: (310) 459-9356

                                      THE LENDER:


                                      RLH SURF, a California General Partnership


                                      By: /S/ J. Christopher Lewis
                                         --------------------------------
                                              J. Christopher Lewis
                                              General Partner

                                      RLH Surf
                                      300 S. Grand Avenue, 29th Floor
                                      Los Angeles, California  90071
                                      Attention:  J. Christopher Lewis
Address for Notices:                  Telecopier Number: (213) 229-8597



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